                                                                    EXHIBIT 10.1

                                  $300,000,000


                                CREDIT AGREEMENT


                            Dated as of June 30, 1998


                                      among


                                 IPCRe LIMITED,

                                  as Borrower,


                            THE LENDERS NAMED HEREIN,


                       THE FIRST NATIONAL BANK OF CHICAGO,


                                    as Agent

                                      and

                                CITIBANK, N.A.,

                             as Documentation Agent

             -----------------------------------------------------

                                  Arranged By

                      FIRST CHICAGO CAPITAL MARKETS, INC.




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

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...........................................................................................1

ARTICLE II - THE CREDITS.........................................................................................12
          2.1.    Commitment.....................................................................................12
          2.2.    Required Payments; Termination.................................................................12
          2.3.    Ratable Loans..................................................................................12
          2.4.    Types of Advances..............................................................................12
          2.5.    Facility Fee; Reductions in Aggregate Commitment...............................................12
          2.6.    Minimum Amount of Each Advance.................................................................13
          2.7.    Optional Principal Payments....................................................................13
          2.8.    Method of Selecting Types and Interest Periods for New Advances................................13
          2.9.    Conversion and Continuation of Outstanding Advances............................................13
         2.10.    Changes in Interest Rate, etc..................................................................14
         2.11.    Rates Applicable After Default.................................................................14
         2.12.    Method of Payment..............................................................................15
         2.13.    Noteless Agreement; Evidence of Indebtedness...................................................15
         2.14.    Telephonic Notices.............................................................................16
         2.15.    Interest Payment Dates; Interest and Fee Basis.................................................16
         2.16.    Notification of Advances, Interest Rates, Prepayments and
                  Commitment Reductions..........................................................................16
         2.17.    Lending Installations..........................................................................16
         2.18.    Non-Receipt of Funds by the Agent..............................................................17

ARTICLE III - YIELD PROTECTION; TAXES............................................................................17
          3.1.    Yield Protection...............................................................................17
          3.2.    Changes in Capital Adequacy Regulations........................................................18
          3.3.    Availability of Types of Advances..............................................................19
          3.4.    Funding Indemnification........................................................................19
          3.5.    Taxes..........................................................................................19
          3.6.    Lender Statements; Survival of Indemnity.......................................................21
          3.7.    Right to Substitute Lender.....................................................................21

ARTICLE IV - CONDITIONS PRECEDENT................................................................................22
          4.1.    Conditions to Effectiveness....................................................................22
          4.2.    Each Advance...................................................................................23

ARTICLE V - REPRESENTATIONS AND WARRANTIES ......................................................................23
          5.1.    Existence and Standing.........................................................................23
          5.2.    Authorization and Validity.....................................................................24
          5.3.    Compliance with Laws and Contracts.............................................................24
          5.4.    Governmental Consents..........................................................................24
          5.5.    Financial Statements...........................................................................25
          5.6.    Material Adverse Change........................................................................25
          5.7.    Taxes..........................................................................................25
          5.8.    Litigation and Contingent Obligations..........................................................25
          5.9.    Capitalization.................................................................................25
         5.10.    Defaults.......................................................................................26
         5.11.    Federal Reserve Regulations....................................................................26
         5.12.    Investment Company.............................................................................26
         5.13.    Certain Fees...................................................................................26
         5.14.    Ownership of Properties........................................................................26
         5.15.    Indebtedness...................................................................................27
         5.16.    Material Agreements............................................................................27
         5.17.    Insurance......................................................................................27
         5.18.    Insurance Licenses.............................................................................27
         5.19.    Filing.........................................................................................27
         5.20.    Year 2000......................................................................................28
         5.21.    Disclosure.....................................................................................28

ARTICLE VI - COVENANTS...........................................................................................28
          6.1.    Financial Reporting............................................................................28
          6.2.    Use of Proceeds................................................................................30
          6.3.    Notice of Default..............................................................................30
          6.4.    Conduct of Business............................................................................31
          6.5.    Taxes..........................................................................................31
          6.6.    Insurance......................................................................................31
          6.7.    Compliance with Laws...........................................................................31
          6.8.    Maintenance of Properties......................................................................32
          6.9.    Inspection.....................................................................................32
         6.10.    Dividends......................................................................................32
         6.11.    Indebtedness...................................................................................32
         6.12.    Merger.........................................................................................33
         6.13.    Sale of Assets.................................................................................33
         6.14.    Investments and Acquisitions...................................................................33
         6.15.    Contingent Obligations.........................................................................34
         6.16.    Liens..........................................................................................34
         6.17.    Affiliates.....................................................................................35
         6.18.    Change in Structure; Fiscal Year...............................................................35
         6.19.    Inconsistent Agreements........................................................................35
         6.20.    Financial Covenants............................................................................35

                  6.20.1.  Leverage Ratio........................................................................35
                  6.20.2.  Minimum Consolidated Borrower Net Worth...............................................35
                  6.20.3.  Minimum Consolidated Parent Net Worth.................................................35
         6.21.    Year 2000......................................................................................36
         6.22.    Reinsurance....................................................................................36
         6.23.    ERISA..........................................................................................36

ARTICLE VII - DEFAULTS...........................................................................................36

ARTICLE VIII - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES....................................................39
          8.1.    Acceleration...................................................................................39
          8.2.    Amendments.....................................................................................39
          8.3.    Preservation of Rights.........................................................................40

ARTICLE IX - GENERAL PROVISIONS..................................................................................40
          9.1.    Survival of Representations....................................................................40
          9.2.    Governmental Regulation........................................................................40
          9.3.    Headings.......................................................................................40
          9.4.    Entire Agreement...............................................................................40
          9.5.    Several Obligations; Benefits of this Agreement................................................40
          9.6.    Expenses; Indemnification......................................................................41
          9.7.    Numbers of Documents...........................................................................41
          9.8.    Accounting.....................................................................................41
          9.9.    Severability of Provisions.....................................................................41
         9.10.    Nonliability of Lenders........................................................................42
         9.11.    Confidentiality................................................................................42
         9.12.    Nonreliance....................................................................................42
         9.13.    Disclosure.....................................................................................42

ARTICLE X - THE AGENT............................................................................................43
          10.1.   Appointment; Nature of Relationship............................................................43
          10.2.   Powers.........................................................................................43
          10.3.   General Immunity...............................................................................43
          10.4.   No Responsibility for Loans, Recitals, etc.....................................................43
          10.5.   Action on Instructions of Lenders..............................................................44
          10.6.   Employment of Agents and Counsel...............................................................44
          10.7.   Reliance on Documents; Counsel.................................................................44
          10.8.   Agent's Reimbursement and Indemnification......................................................44
          10.9.   Notice of Default..............................................................................45
         10.10.  Rights as a Lender..............................................................................45
         10.11.  Lender Credit Decision..........................................................................45
         10.12.  Successor Agent.................................................................................46
         10.13.  Agent's and Arranger's Fees.....................................................................46
         10.14.   Delegation to Affiliates.......................................................................46

         10.15.   Documentation Agent............................................................................46

ARTICLE XI - SETOFF; RATABLE PAYMENTS............................................................................47
          11.1.   Setoff.........................................................................................47
          11.2.   Ratable Payments...............................................................................47

ARTICLE XII - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................................47
          12.1.   Successors and Assigns.........................................................................47
          12.2.   Participations.................................................................................48
                  12.2.1  Permitted Participants; Effect.........................................................48
                  12.2.2.  Voting Rights.........................................................................48
                  12.2.3.  Benefit of Setoff.....................................................................48
          12.3.   Assignments....................................................................................49
                  12.3.1.  Permitted Assignments.................................................................49
                  12.3.2.  Effect; Effective Date................................................................49
          12.4.   Dissemination of Information...................................................................49
          12.5.   Tax Treatment..................................................................................50

ARTICLE XIII - NOTICES...........................................................................................50
          13.1.   Notices........................................................................................50
          13.2.   Change of Address..............................................................................50

ARTICLE XIV - COUNTERPARTS.......................................................................................51

ARTICLE XV - CHOICE OF LAW; CONSENT TO JURISDICTION;
                        WAIVER OF JURY TRIAL.....................................................................51
          15.1.   CHOICE OF LAW..................................................................................51
          15.2.   CONSENT TO JURISDICTION........................................................................51
          15.3.   WAIVER OF JURY TRIAL...........................................................................52
          15.4.  Judgment Currency...............................................................................52


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

         EXHIBITS
         --------
Exhibit A         -     Note
Exhibit B         -     Compliance Certificate
Exhibit C         -     Assignment Agreement
Exhibit D         -     Loan/Credit Related Money Transfer Instruction

                                    SCHEDULES
                                    ---------
Pricing Schedule
Schedule 5.9            -            Capitalization
Schedule 5.14           -            Owned Properties
Schedule 5.15           -            Indebtedness
Schedule 5.18           -            Insurance Licenses
Schedule 6.16           -            Liens

                                CREDIT AGREEMENT

         This Agreement, dated as of June 30, 1998, is among IPCRe Limited, the Lenders and The First National Bank of Chicago, as Agent.

                                R E C I T A L S:

         A. The Borrower has requested that the Lenders make financial accommodations to it in the aggregate principal amount of $300,000,000, the proceeds of which the Borrower may use for its general corporate needs.

         B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "ABR Advance" means an Advance which bears interest at the Alternate Base Rate.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles in the United States as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5(i) and (ii).

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day or (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Annual Statement" means the annual statutory financial statement of the Borrower or any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of formation, which statement shall be in form required by the Borrower's or such Insurance Subsidiary's jurisdiction of formation, together with all exhibits or schedules filed therewith.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the president or the chief financial officer of the Borrower, acting singly.

         "Borrower" means IPCRe Limited, a Bermuda corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Parent, or (ii) the Parent shall cease to own beneficially and of record, free and clear of all Liens, other encumbrances, or voting agreements, restrictions or trusts of any kind, 100% of the outstanding shares of voting stock of the Borrower on a fully diluted basis, or (iii) during any period of 12 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (a) were directors of the Parent on the first day of each such period or (b) subsequently became directors of the Parent and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Parent, to constitute a majority of the board of directors of the Parent.

         "Charter Documents" means (i) in respect of the Borrower, its Certificate of Incorporation, Memorandum of Association and Bye-Laws and (ii) in respect of each Subsidiary, its charter documents, in each case as amended, supplemented or modified from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Consolidated Borrower Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         "Consolidated Borrower Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles, excluding, however, for the purposes of Section 6.20, the effect of any unrealized gain or loss reported under Statement of Financial Accounting Standards No. 115.

         "Consolidated Parent Net Income" means, with reference to any period, the net income (or loss) of the Parent and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

         "Consolidated Parent Net Worth" means at any time the consolidated stockholders' equity of the Parent and its Subsidiaries calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles, excluding, however, for the purposes of Section 6.20, the effect of any unrealized gain or loss reported under Statement of Financial Accounting Standards No. 115.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract; provided, that "Contingent Obligation" shall not include the obligations of the Borrower or any Insurance Subsidiary arising under any insurance policy or reinsurance agreement entered into in the ordinary course of business.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

         "Default" means an event described in Article VII.

         "Effective Date" is defined in Section 4.1.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable London interbank offered rate for deposits in U.S. dollars appearing on Dow Jones Markets (Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity approximately equal to such Interest Period. If no London interbank offered rate of such maturity then appears on Dow Jones Markets (Telerate) Page 3750, then the Eurodollar Base Rate shall be equal to the London interbank offered rate for deposits in U.S. dollars maturing immediately before or immediately after such maturity, whichever is higher, as determined by the Agent from Dow Jones Markets (Telerate) Page 3750. If Dow Jones Markets (Telerate) Page 3750 is not available, the applicable Eurodollar Base Rate for the relevant Interest Period shall be the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant portion of the Eurodollar Advance and having a maturity approximately equal to such Interest Period.

         "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility Fee" is defined in Section 2.5.

         "Facility Termination Date" means June 30, 2003 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Financial Statements" is defined in Section 5.5.

         "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

         "Fiscal Quarter" means each of the four quarterly accounting periods in each Fiscal Year.

         "Fiscal Year" means the twelve month accounting period commencing on January 1 and ending on December 31 of each year.

         "Governmental Authority" means any nation or government (foreign or domestic), any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commissioner and any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit, including without limitation any application for a Letter of Credit, (ix) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person, and (x) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person. For the purpose of determining compliance with Section 6.11, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Insurance Subsidiary" means any Subsidiary which is engaged in the insurance business.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, at any time, the ratio of (i) the consolidated Indebtedness of the Borrower and its Subsidiaries (excluding Letter of Credit obligations incurred by the Borrower and its Subsidiaries in the ordinary course of business) at such time to (ii) the sum of the consolidated Indebtedness of the Borrower and its Subsidiaries (excluding Letter of Credit obligations incurred by the Borrower and its Subsidiaries in the ordinary course of business) plus Consolidated Borrower Net Worth at such time.

         "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

         "Lien" means any lien (statutory or other), charge, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement and any Notes issued pursuant to
Section 2.13 and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

         "Margin Stock" has the meaning assigned to that term under Regulation U.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Moody's" means Moody's Investors Service, Inc.

         "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

         "Net Proceeds" means cash or readily available marketable cash equivalents received in respect of any sale or issuance of equity securities of any Person or any capital contributions received by such Person, net of all legal expenses, commissions and other fees and all costs and expenses incurred as a result of such sale or issuance.

         "Non-U.S. Borrower" is defined in Section 3.1(b).

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit A.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Other Taxes" is defined in Section 3.5(ii).

         "Parent" means IPC Holdings, Ltd., a Bermuda company.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September and December.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "SAP" means, with respect to the Borrower or any Insurance Subsidiary, the statutory accounting principles prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of Annual Statements in effect from time to time, applied in a manner consistent with those used in preparing the Annual Statements referred to in Section 6.1(iii).

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings imposed by a Governmental Authority with respect to Loans or the Commitments, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as an ABR Advance or a Eurodollar Advance.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries.

         "Year 2000 Program" is defined in Section 5.20.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1 Commitment. From and including July 23, 1998 and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2 Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4 Type of Advances. The Advances may be ABR Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5 Facility Fee; Reduction in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "Facility Fee") at a per annum rate equal to the Applicable Fee Rate on the Aggregate Commitment (regardless of usage) from July 23, 1998 to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $5,000,000 (and integral multiples of $1,000,000 in excess thereof), upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each ABR Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof); provided, however, that any ABR Advance may be in the amount of the unused Aggregate Commitment.

         2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $1,000,000 any portion of the outstanding ABR Advances, upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each ABR Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9 Conversion and Continuation of Outstanding Advances. ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.2 or 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an ABR Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.2 or 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an ABR Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an ABR Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10 Changes in Interest Rate, etc. Each ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into an ABR Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an ABR Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.11 Rates, Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of an Unmatured Default pursuant to Section 7.2 or a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each ABR Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

         2.13 Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.


         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each ABR Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the ABR Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any ABR Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on ABR Advances shall be calculated for the actual days elapsed on the basis of a 365 or 366 day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. NonReceipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan (or, if no Loan is then outstanding, at the interest rate that would apply to ABR Advances on such day).




                                   ARTICLE III

                             YIELD PROTECTION; TAXES


          3.1. Yield Protection. (a) If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

    (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         (b) Non-U.S. Reserve Costs With Respect to Loans to Non-U.S. Borrowers. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive of any jurisdiction outside of the United States of America or any subdivision thereof (whether or not having the force of law), imposes or deems applicable any reserve requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation, and the result of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans to any Borrower that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Borrower") or its Commitment to any Non-U.S. Borrower or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans to any Non-U.S. Borrower or Commitment to any Non-U.S. Borrower, then, within 15 days of demand by such Lender, such Non-U.S. Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received, provided that such Non-U.S. Borrower shall not be required to compensate any Lender for such non-U.S. reserve costs to the extent that an amount equal to such reserve costs is received by such Lender as a result of the calculation of the interest rate applicable to Eurodollar Advances pursuant to clause (i)(b) of the definition of "Eurodollar Rate."

          3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the RiskBased Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to ABR Advances, subject to the payment of any funding indemnification amounts required by Section 3.4. If the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance for any Advance made subsequent to the date of such suspension, subject to the payment of any funding indemnification amounts required by
Section 3.4.


          3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, converted or continued on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

          3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.


         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after July 23, 1998, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation or any change in the interpretation or administration thereof by any Governmental Authority) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Non-U.S. Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.


          3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


          3.7. Right to Substitute Lender. Any Lender claiming any additional amounts payable pursuant to Section 3.1 or 3.2 or unable to make a Type of Advance available in accordance with Section 3.3, shall, so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan Documents to another Lender or to a commercial bank, other financial institution, commercial finance company or other business lender selected by the Borrower and reasonably acceptable to the Agent that has agreed not to claim any additional amounts under Section 3.1 or 3.2 with respect to some or all of the taxes or regulatory changes that gave rise to such assigning Lender's claim for such compensation, or that has agreed to make the Type of Advance available that was not made available from such assigning Lender, in consideration for the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Loans held by such assigning Lender, the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and the Borrower's release of such assigning Lender from any further obligation or liability under this Agreement and the Loan Documents. Notwithstanding anything to the contrary contained in this
Section 3.7, in no event shall the replacement of any Lender result in a decrease or reallocation of the Aggregate Commitment without the prior written consent of each of the remaining Lenders.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT


           4.1. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") upon which the Agent receives (with sufficient copies for the Lenders) each of the following documents:

      (i) Charter; Certificate of Compliance. Copies of the memorandum of association of the Borrower, together with all amendments, and a certificate of compliance of the Borrower, each certified by the Bermuda Registrar of Companies.

     (ii) Bye-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its byelaws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents.

    (iii) Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.


     (iv) Officer's Certificate. A certificate, signed by the chief financial officer of the Borrower, stating that (a) on the Effective Date no Default or Unmatured Default has occurred and is continuing, and (b) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of such date.

      (v) Legal Opinions. Written opinions of the Borrower's U.S. and Bermuda counsel, addressed to Agent and the Lenders in form and substance reasonably acceptable to the Agent and its counsel.

     (vi)         Notes. Any Notes requested by a Lender pursuant to Section
                  2.13 payable to the order of each such requesting Lender.

    (vii) Loan Documents. Originals of this Agreement and each of the other Loan Documents, which shall be executed by all parties thereto and in full force and effect, together with all schedules, exhibits, certificates, instruments, documents and financial statements required to be delivered pursuant hereto or thereto.

   (viii) Letter of Direction. Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (ix) Other. Such other documents as any Lender or its counsel may have reasonably requested.

          4.2. Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

      (i)         There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V (other than Section 5.6) are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES


         The Borrower represents and warrants to the Lenders that:

          5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

          5.2. Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          5.3. Compliance with Laws and Contracts. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will, or at the relevant time did, (i) violate any law, rule, regulation (including Regulations T, U and X), order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any Subsidiary's Charter Documents, (ii) violate the provisions of or require the approval or consent of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (iii) require the consent or approval of any Person, except for any violation of, or failure to obtain an approval or consent required under, any such indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.


          5.4. Governmental Consents. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, any subdivision thereof or any securities exchange is or at the relevant time was necessary or required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans, or the consummation of any other transaction contemplated by the Loan Documents. Neither the Borrower nor any Subsidiary is in default under or in violation of any law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

          5.5. Financial Statements. The Borrower has heretofore furnished to each of the Lenders (i) the December 31, 1997 audited consolidated financial statements of the Borrower and its Subsidiaries, and (ii) the unaudited consolidated financial statements of the Parent and its subsidiaries through March 31, 1998 (collectively, the "Financial Statements"). Each of the Financial Statements was prepared in accordance with Agreement Accounting Principles, and such Financial Statements fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries and the Parent and its subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

          5.6. Material Adverse Change. No material adverse change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower or of the Borrower and its Subsidiaries taken as a whole, has occurred since December 31, 1997.

          5.7. Taxes. The Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. As of the date hereof, there are no pending audits or investigations regarding the Borrower's or its Subsidiary's tax returns. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles or SAP, as applicable.

          5.8. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans under this Agreement or the consummation of the transactions contemplated by this Agreement. Neither the Borrower nor any Subsidiary has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.5 other than contingent obligations arising under any policy of insurance or contract of reinsurance issued or entered into in the ordinary course of business.


          5.9. Capitalization. Schedule 5.9 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable. No authorized but unissued or treasury shares of the Borrower or any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character, except (a) as set forth on Schedule 5.9 and (b) in respect of the Borrower, as set forth in its Charter Documents. Except as set forth on Schedule 5.9, neither the Borrower nor any Subsidiary has any outstanding shares or securities convertible into or exchangeable for any shares, or any right issued to any Person to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its shares or any shares or securities convertible into or exchangeable for any of its shares other than as expressly set forth in the Charter Documents of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule 5.9.



         5.10. Defaults. No Default or Unmatured Default has occurred and is continuing.

         5.11. Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or result in a violation of the provisions of Regulation T, Regulation U or Regulation X. Margin Stock constitutes less than 25% of the value of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Investment Company. Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.13. Certain Fees. No broker's or finder's fee or commission was, is or will be payable by the Borrower or any Subsidiary with respect to any of the transactions contemplated by this Agreement. The Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for any broker's or finder's fees or commissions alleged to have been incurred by the Borrower in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability.

         5.14. Ownership of Properties. Except as set forth on Schedule 5.14, on the date of this Agreement, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Lenders as owned by the Borrower and its Subsidiaries. The Borrower and its Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

         5.15. Indebtedness. Attached hereto as Schedule 5.15 is a complete and correct list of all Indebtedness of the Borrower and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $1,000,000 for a single item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness listed), showing the aggregate principal amount which was outstanding on such date.

         5.16. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument (other than insurance policies and reinsurance agreements entered into in the ordinary course of business) or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect . Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.17. Insurance. The Borrower and its Subsidiaries maintain with financially sound and reputable insurance companies the insurance on their Property in such amounts and covering such risks as are consistent with sound business practice.

         5.18. Insurance Licenses. Schedule 5.18 hereto lists all of the jurisdictions in which the Borrower or any Insurance Subsidiary holds a License and is authorized to transact insurance business as of the date of this Agreement. No License held by the Borrower or any Insurance Subsidiary, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Borrower's knowledge, there is not a sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. Schedule 5.18 also indicates the line or lines of insurance in which each such Insurance Subsidiary is engaged and the jurisdictions in which such Insurance Subsidiary is licensed to engage in any line of insurance, in each case as of the date of this Agreement.

         5.19. Filing. To ensure the enforceability or admissibility in evidence of this Agreement and the other Loan Documents in Bermuda, it is not necessary that this Agreement, any other Loan Document or any other document be filed or recorded with any court (other than court filings relating to specific litigation) or other authority in Bermuda or that any stamp or similar tax be paid to or in respect of this Agreement or the other Loan Documents. The qualification by the Agent or any Lender for admission to do business under the laws of Bermuda does not constitute a condition to, and the failure to so qualify does not affect, the exercise by the Agent or any Lender of any right, privilege, or remedy afforded to the Agent or any Lender in connection with this Agreement or any other Loan Document or the enforcement of any such right, privilege or remedy. The performance by the Agent or any Lender of any action required or permitted under this Agreement or any other Loan Document will not violate any law or regulation of Bermuda or any political subdivision thereof or result in any tax liability or other unfavorable consequence to any such party pursuant to the laws of Bermuda or any political subdivision or taxing authority thereof or any rule or regulation of any federation or organization or similar entity of which Bermuda is a member.

         5.20. Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

         5.21. Disclosure. None of the (i) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (ii) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.



                                   ARTICLE VI

                                    COVENANTS


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

         (i) As soon as practicable and in any event within 100 days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for each of (x) the Parent and its Subsidiaries and (y) the Borrower and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, shareholders' equity and cash flows, accompanied by
                  (a) any management letter prepared by said accountants, (b) a certificate of said accountants for the Borrower that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof and (c) a copy of a written reconciliation between SAP and Agreement Accounting Principles with respect to such financial statements if such reconciliation is provided to the insurance regulatory authority in the jurisdiction of domicile of the Borrower or any Insurance Subsidiary.

         (ii) As soon as practicable, and in any event within 60 days after the close of each of the first three Fiscal Quarters of each of its Fiscal Years, for each of (a) the Parent and its Subsidiaries and (b) the Borrower and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, shareholders' equity and cash flows for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, all certified by the chief financial officer of the Parent or the Borrower, as applicable, as being prepared in accordance with Agreement Accounting Principles, subject to year-end adjustment.

         (iii) Upon the earlier of (1) fifteen days after the regulatory filing date or (2) 100 days after the close of each of its Fiscal Years, copies of the audited Annual Statement of the Borrower that is required to be filed with a Governmental Authority, certified by the chief financial officer or treasurer of the Borrower as fairly presenting the financial condition and results of operations of the Borrower in accordance with SAP consistently applied throughout the periods reflected therein.

         (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by the chief financial officer of the Borrower showing the calculations, if any, necessary to determine compliance with Sections 6.10, 6.11, 6.14 and 6.20 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.


         (v) Together with the financial statements required under Sections 6.1(i) and (ii), a certificate of an Authorized Officer of the Borrower stating that neither the Borrower nor any Subsidiary has entered into any retrocession agreement for the benefit of the Borrower with a reinsurer having credit standing that is not at least comparable to the credit standing of the Borrower.

         (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries.

         (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent, the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission, the National Association of Securities Dealers or any securities exchange and the Annual Statement.

         (viii) Promptly following the receipt thereof, copies of the executive summary of any independent actuarial opinion commissioned by the Borrower or any Insurance Subsidiary.

         (ix) Such other non-confidential or non-proprietary information (including nonfinancial information) relating to the operations or financial condition of the Borrower as the Agent or any Lender may from time to time reasonably request.

          6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances to meet the general corporate needs of the Borrower. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).


          6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of (i) the occurrence of any Default or Unmatured Default, (ii) the occurrence of any other development (including, without limitation, developments with respect to Year 2000 Issues), relating specifically to the financial condition or operations of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (iii) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by the Borrower or any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (iv) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of the Borrower or any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (v) any judicial or administrative order limiting or controlling the business of the Borrower or any Subsidiary (and not the industry in which the Borrower or such Subsidiary is engaged generally) which has been issued or adopted which could reasonably be expected to have a Material Adverse Effect, or
(vi) the commencement of any litigation in which Borrower or any of its Subsidiaries is named as a party and which could reasonably be expected to result in a Material Adverse Effect.

          6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, (i) carry on and conduct its business only in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (ii) (a) with respect to the Borrower and each Insurance Subsidiary, only engage in the insurance business or reasonably incidental activities, and (b) with respect to each other Subsidiary, only engage in other activities reasonably incidental to the insurance business, all substantially to the extent in which it is engaged as of the date hereof, (iii) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite authority to conduct its business in each other jurisdiction in which such qualification is required, except where the failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect, and (iv) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for the Borrower or any Insurance Subsidiary to operate its business in compliance with all applicable laws and regulations. Neither Borrower nor any Insurance Subsidiary shall change its jurisdiction of domicile or incorporation without the prior written consent of the Required Lenders.

          6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles or SAP, as applicable.

          6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

          6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

          6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.


          6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower will keep or cause to keep, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.

         6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except (i) that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a WhollyOwned Subsidiary and (ii) the Borrower may declare and pay dividends on, make distributions in respect of or repurchase, redeem, retire or otherwise acquire its ordinary shares so long (a) as no Default or Unmatured Default is pending before or after giving effect to the declaration or payment of such dividends, distributions, repurchases or other acquisitions and (b) the aggregate amount of all dividends, distributions, repurchases or other acquisitions made during any Fiscal Quarter of the Borrower does not exceed the positive excess, if any, of (1) the positive Consolidated Borrower Net Income, if any, for the period beginning on March 31, 1998 and ending on the last day of the then most recently ended Fiscal Quarter over (2) the aggregate amount of all dividends, distributions, repurchases or other acquisitions paid or made during such period; provided, that in no event shall the aggregate amount of all dividends, distributions, repurchases or other acquisitions made during any Fiscal Quarter of the Borrower exceed the positive excess, if any, of (x) the positive Consolidated Borrower Net Income, if any, for the period of the then most recently ended four Fiscal Quarters of the Borrower over (y) the aggregate amount of all dividends, distributions, repurchases or other acquisitions paid or made during such period.

         6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)      The Loans.

         (ii)     Indebtedness existing on the date hereof and described in
                  Schedule 5.15.

         (iii) Indebtedness incurred by the Borrower relating to Letters of Credit incurred in the ordinary course of business.

         (iv) Other Indebtedness at no time exceeding $5,000,000 in aggregate principal amount.

         6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge, amalgamate or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary of the Borrower.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i)      Sales of investment assets in the ordinary course of business.

         (ii) Leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than investment assets in the ordinary course of business) as permitted by this Section during the twelvemonth period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

         6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisitions, except:

         (i)      Cash Equivalent Investments.

         (ii) Investments in debt securities rated A- or better by S&P, A-3 or better by Moody's or NAIC-1 or better by the NAIC.

         (iii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof.

         (iv) Investments in debt securities not satisfying any of the standards set forth in clause (ii) above but rated BBB- or better by S&P, Baa-3 or better by Moody's or NAIC-3 or better by the NAIC; provided, that such Investments do not exceed, in the aggregate at any one time outstanding, 5% of the combined Investments of the Borrower and its Subsidiaries.

         (v) Investments by the Borrower in equity securities in an aggregate amount not to exceed 25% of the Consolidated Net Worth of the Borrower and its Subsidiaries; provided, that no single Investment in equity securities shall be in an amount in excess of 5% of the Consolidated Net Worth of the Borrower and its Subsidiaries.

         (vi) Other Investments after the date hereof in an aggregate amount not to exceed $10,000,000.


         6.15. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except by endorsement of instruments for deposit or collection in the ordinary course of business.

         6.16. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles or SAP, as applicable, shall have been set aside on its books.

    (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

      (v) Liens arising out of repurchase obligations and reverse repurchase obligations in the ordinary course of business.

     (vi)         Liens existing on the date hereof and described in
                  Schedule 6.16.

         6.17. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) those that exist on the date hereof and
(ii) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.


         6.18. Change in Structure; Fiscal Year. The Borrower will not, nor will it permit any Subsidiary to, (i) permit any amendment or modification to be made to its or any Subsidiary's Charter Documents which is materially adverse to the interests of the Lenders (provided that the Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (ii) change its or any Subsidiary's Fiscal Year to end on a date other than December 31 of each year.

         6.19. Inconsistent Agreements. The Borrower will not, nor will it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (i) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations or the amendment of the Loan Documents, or (ii) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower of any of its obligations under any Loan Document.

         6.20.    Financial Covenants.

                  6.20.1. Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed (i) 0.45 to 1.0 at any time during the period beginning on the date of this Agreement and ending on June 30, 1999, or
         (ii) 0.40 to 1.0 at any time after June 30, 1999.

                  6.20.2. Minimum Consolidated Borrower Net Worth. The Borrower will at all times maintain Consolidated Borrower Net Worth of not less than the sum of (i) $400,000,000 plus (ii) the positive excess, if any, of (a) 50% of the positive Consolidated Borrower Net Income, if any, earned in each Fiscal Quarter beginning with the Fiscal Quarter ended June 30, 1998 over (b) the amount of dividends paid by the Borrower during each such Fiscal Quarter, plus (iii) 50% of the Net Proceeds of any equity issuance

         (including any capital contribution to surplus of the Borrower in respect of which no additional shares are issued) by the Borrower after the date hereof.

                  6.20.3. Minimum Consolidated Parent Net Worth. The Borrower will not permit Consolidated Parent Net Worth at any time to be less than the sum of (i) $400,000,000 plus (ii) the positive excess, if any, of (a) 50% of the positive Consolidated Parent Net Income, if any, earned in each Fiscal Quarter beginning with the Fiscal Quarter ended June 30, 1998 over (b) the aggregate amount of dividends paid by the Parent during each such Fiscal Quarter, plus (iii) 50% of the Net Proceeds of any equity issuance (including any capital contributions to the Parent in respect of which no additional shares are issued) by the Parent after the date hereof.

         6.21. Year 2000. The Borrower will take and cause each of its Subsidiaries to take such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         6.22. Reinsurance. The Borrower will not, nor will it permit any Subsidiary to, enter into any other (or renew, extend or materially modify any existing) retrocession arrangements for the benefit of the Borrower except in the ordinary course of business with reinsurers having credit standing at least comparable to the credit standing of the Borrower.

         6.23. ERISA. The Borrower will not, nor will it permit any Subsidiary to, maintain, or incur or suffer to exist any liability of any kind (direct or contingent) to or in respect of, any employee pension plan which is covered by ERISA.


                                   ARTICLE VII

                                    DEFAULTS


         The occurrence of any one or more of the following events shall constitute a Default:

          7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

          7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any Facility Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

          7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.3(i), or 6.10 through 6.20.


          7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any Loan Document which is not remedied within thirty days after written notice from the Agent or any Lender.

          7.5. Failure of the Borrower or any of its Subsidiaries or the Parent to pay when due any Indebtedness aggregating in excess of $1,000,000; or the default by the Borrower or any of its Subsidiaries or the Parent in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries or the Parent shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries or the Parent shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

          7.6. The Borrower or any of its Subsidiaries or the Parent shall (i) have an order for relief entered with respect to it under any existing or future law of Bermuda or any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under any existing or future law of Bermuda or any other jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

          7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries or the Parent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or the Parent or any Substantial Portion of their respective Properties, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries or the Parent and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

          7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower or any of its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelvemonth period ending with the month in which any such action occurs, constitutes a Substantial Portion.

          7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. Any Change in Control shall occur.

         7.11. Any License of the Borrower or any Insurance Subsidiary (i) shall be revoked by the Governmental Authority which issued such License, or any action (administrative or judicial) to revoke such License shall have been commenced against the Borrower or such Insurance Subsidiary and shall not have been dismissed within 30 days after the commencement thereof, (ii) shall be suspended by such Governmental Authority for a period in excess of 30 days, or
(iii) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following timely application for such reissuance or renewal by the Borrower or such Insurance Subsidiary.


         7.12. The Borrower or any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $1,000,000 in any single instance or other such orders imposing fines in excess of $5,000,000 in the aggregate after the date of this Agreement by or at the request of any insurance regulatory agency as a result of the violation by the Borrower or such Insurance Subsidiary of any applicable insurance laws or the regulations promulgated in connection therewith.

         7.13. The Borrower or any Insurance Subsidiary shall become subject to
(a) any conservation or liquidation order issued by any Governmental Authority having jurisdiction over insurance companies or (b) any other directive or mandate issued by any Governmental Authority having jurisdiction over insurance companies which could reasonably be expected to have a Material Adverse Effect, which in either case is not stayed within ten (10) days.

         7.14 The aggregate principal amount of Indebtedness of the Parent shall exceed $10,000,000.

         7.15 American International Group, Inc. shall cease to own beneficially and of record, free and clear of all liens, other encumbrances (other than any encumbrances existing on the date of this Agreement) at least 20% of the outstanding shares of common stock of the Parent on a fully diluted basis or shall cease to maintain a voting interest in the Parent of at least 9%.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


          8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon such obligations to make Loans shall immediately be terminated or suspended, as the case may be, and/or the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.


         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

          8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date, increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

         (iv)     Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

          8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS



          9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

          9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

          9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

          9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

          9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.


         (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

          9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

          9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

          9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party, and (vi) permitted by Section 12.4.


         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.13. Disclosure. Each Lender hereby (i) acknowledges and agrees that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, and (ii) waives any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.

                                    ARTICLE X

                                    THE AGENT


          10.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

          10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.


          10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

          10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made by any other Person in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness (other than its own due execution), sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

          10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan

Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.


          10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

          10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

          10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent's and Arranger's Fees. The Borrower agrees to pay to the Agent and the Arranger, for their own respective accounts, the fees agreed to among the Borrower, the Agent and the Arranger, pursuant to that certain letter agreement dated June 5, 1998, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Documentation Agent. There shall be no rights, obligations or liabilities afforded to or imposed upon the Documentation Agent by virtue of its status as such.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

          11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

          11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


          12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

          12.2.   Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.


                  12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

          12.3.   Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or
         (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

                  12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as
         Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the

Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.


          12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.11 of this Agreement.

          12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

         12.6. Regulation A Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Obligations owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.


                                  ARTICLE XIII

                                     NOTICES


          13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

          13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS


         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.



                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL


          15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.


          15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

          15.4. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Agent, as the case may be, in the specified currency and
(b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 11.2, such Lender or the Agent, as the case may be, agrees to remit such excess to the Borrower.

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.
IPCRe LIMITED


                         By:          /s/ John R. Weale

                         Name:     John R. Weale

                         Title:       Vice President & Chief Financial Officer

                         Address:    American International Building
                                     29 Richmond Road
                                     Pembroke, HM08
                                     Bermuda
                                     Attn: John R. Weale

                         Telephone:  (441) 298-5100
                         FAX:  (441) 292-8085


Commitments              THE FIRST NATIONAL BANK OF
                         CHICAGO, Individually and as Agent

         $42,500,000
                         By:      /s/ Samuel W. Bridges

                         Name: Samuel W. Bridges

                         Title:   First Vice President

                         Address:    One First National Plaza
                                     Chicago, Illinois 60670
                                     Attn: Lillian Arroyo

                         Telephone:  (312) 732-2279
                         FAX:  (312) 732-3246

$42,500,000             CITIBANK, N.A.,  Individually and as Documentation Agent


                        By:      /s/ Stephen P. Zwick

                        Name: Stephen P. Zwick

                        Title:   Vice President

                        Addresses:
                        P.O. Box 200, Cottons Centre, Hays Lane
                        London SEI 2QT. England
                        Attn:  Michael A.L. Taylor
                        Telephone:  44-171-500-5139
                        FAX:  44-171-500-5452

                        399 Park Avenue
                        12th Floor
                        New York, New York 10043
                        Attn:  Jim Lee
                        Telephone:  (212) 559-4412
                        FAX:  (212) 371-6309


$30,000,000             THE BANK OF BERMUDA LIMITED


                        By:      /s/ Michael W. Collins

                        Name: Michael W. Collins

                        Title:   Vice President

                        Address:    6 Front Street
                                    Hamilton HMII, Bermuda
                                    Attn:  David Hyland

                        Telephone:  (441) 299-5592
                        FAX:  (441) 299-6519

$30,000,000              BANKBOSTON, N.A.


                         By:      /s/ Lawrence C. Bigelow

                         Name: Lawrence C. Bigelow

                         Title:   Managing Director

                         Address:    100 Federal Street
                                     Boston, Massachusetts 02110
                                     Attn:  Lawrence C. Bigelow

                         Telephone:  (617) 434-8868
                         FAX:  (617) 434-1096


$30,000,000              DEUTSCHE BANK AG (New York and Cayman Islands Branches)


                         By:      /s/ Eckhard Osenberg

                         Name: Eckhard Osenberg

                         Title:   Vice President


                         By:      /s/ John S. McGill

                         Name: John S. McGill

                         Title:   Vice President


                         Address:    31 West 52nd Street
                                     New York, New York 10019

                         Telephone:  (212) 469-4092
                         FAX:  (212) 469-4138

$30,000,000                        FLEET NATIONAL BANK


                                   By:      /s/ William A. Bagby

                                   Name: William A. Bagby

                                   Title:   Senior Vice President

                                   Address:    777 Main Street
                                               CT/M0/0250 Insurance Industry
                                               Hartford, Connecticut 06115
                                               Attn:  William A. Bagby

                                   Telephone:  (617) 346-4940
                                   FAX:  (860) 986-1264


$30,000,000                        ROYAL BANK OF CANADA


                                   By:      /s/ Gary R. Overton

                                   Name: Gary R. Overton

                                   Title:   Senior Manager

                                   Address:    1 Liberty Plaza - 4th Floor
                                               New York, New York 10006
                                               Attn: Gary R. Overton

                                   Telephone:  (212) 428-6277
                                   FAX:  (212) 428-6201

$25,000,000             MELLON BANK, N.A.


                        By:      /s/ Karen E McConomy

                        Name: Karen E McConomy

                        Title:   Assistant Vice President

                        Address:    One Mellon Bank Center, Room 370
                                    Pittsburgh, Pennsylvania 15258
                                    Attn: Susan Whitewood

                        Telephone:  (412) 234-7112
                        FAX:  (412) 234-8087


$20,000,000             BANK OF MONTREAL


                        By:      /s/ Brian L. Banke

                        Name: Brian L. Banke

                        Title:   Director

                        Address:    430 Park Avenue
                                    New York, New York 10022
                                    Attn: Brian L. Banke

                        Telephone:  (212) 605-1643
                        FAX:  (212) 605-1454

$20,000,000        DRESDNER BANK AG (New York Branch and Grand Cayman Branch)


                   By:      /s/ Anthony C. Valencourt

                   Name: Anthony C. Valencourt

                   Title:   Senior Vice President


                   By:      /s/ Rajiv Gupta

                   Name: Rajiv Gupta

                   Title:   Associate

                   Address:    75 Wall Street, 34th Floor
                               New York, New York 10005-2889
                               Attn:  Anthony C. Valencourt

                   Telephone:  (212) 429-2286
                   FAX:  (212) 429-2524



Aggregate Commitments:  $300,000,000

                                PRICING SCHEDULE

     APPLICABLE MARGIN          LEVEL I STATUS       LEVEL II STATUS        LEVEL III        LEVEL IV STATUS
                                                                             STATUS
      Eurodollar Rate               0.22%                 0.25%                 0.35%                  0.45%



      APPLICABLE FEE          LEVEL I STATUS       LEVEL II STATUS          LEVEL III       LEVEL IV STATUS
          RATE                                                               STATUS
       Facility Fee                 0.08%                 0.10%                 0.15%                 0.20%

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Level I Status" exists at any date if, on such date, the Borrower's S&P Rating is AA- or better.

         "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's S&P Rating is A or better.

         "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's S&P Rating is A- or better.

         "Level IV Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status or Level III Status.

         "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's financial strength and counterparty credit.

         "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no S&P Rating, Level IV Status shall exist. The Applicable Margin and the Applicable Fee Rate shall be adjusted upon any change in the Borrower's S&P Rating. Until so adjusted after the date hereof, Level II Status shall be deemed to exist.

                                    EXHIBIT A

                                      NOTE


$30,000,000.00                                               June 30, 1998


         IPCRe Limited, a Bermuda corporation (the "Borrower"), promises to pay to the order of BankBoston, N.A. (the "Lender") the lesser of the principal sum of Thirty Million and no/100 Dollars ($30,000,000.00) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to
Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June 30, 1998 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and The First National Bank of Chicago, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                             IPCRe LIMITED

                                             By:___________________________

                                             Print Name:___________________

                                             Title:________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                             NOTE OF IPCRe LIMITED,
                               DATED JUNE 30, 1998

                         Principal Amount     Maturity of           Principal
        Date             of Loan              Interest Period     Amount Paid     Unpaid Balance
        ----             ----------------     ---------------     -----------     --------------




         EXHIBIT B

                             COMPLIANCE CERTIFICATE


To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June 30, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement") among IPCRe Limited (the "Borrower"), the lenders party thereto and The First National Bank of Chicago, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.  I am the duly elected______________of the Borrower;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


          ____________________________________________

          ____________________________________________

          ____________________________________________

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of_____,_____.


                                             ___________________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
               Provisions of Sections 6.10, 6.11, 6.14 and 6.20 of
                                  the Agreement

Section 6.10 - Dividends
Period:  Fiscal Quarter ended _______________, _____

1.       Actual:

         (a)      Dividends, distributions, repurchases
                  and other acquisitions paid during Fiscal Quarter ended on
                  date of determination:                                                                 $_________

2.       Permitted:

         (a)      Positive Consolidated Borrower Net Income from
                  March 31, 1998 through Fiscal Quarter ended
                  on date of determination:                                                              $_________

         (b)      Aggregate amount of dividends, distributions, repurchases or other acquisitions paid or made from March 31, 1998 through
                  Fiscal Quarter ended on date of determination:                                         $_________

         (c)      (b) minus (a):                                                                         $_________

         (d)      Positive Consolidated Borrower Net Income for
                  four Fiscal Quarters immediately prior to Fiscal Quarter
                  ended on date of determination:                                                        $_________

         (e)      Aggregate amount of dividends, distributions, repurchases or other acquisitions paid or made during four Fiscal Quarters immediately prior to Fiscal Quarter ended on
                  date of determination:                                                                 $_________

         (f)      (e) minus (d):                                                                         $_________

         (g)      Lesser of (c) and (f):                                                                 $_________

Section 6.11 - Indebtedness

1.       Clause (iv)

         (a)      Aggregate principal amount of Indebtedness permitted:                                  $5,000,000

         (b)      Aggregate principal amount of Indebtedness
                  outstanding on date of determination:                                                  $_________

Section 6.14 - Investments and Acquisitions
1.       Clause (iv)

         (a)      Actual:

                  (i)   Investments in debt securities not rated A- or better by
                        S&P, A-3 or better by Moody's or NAIC-1 or better by the
                        NAIC but rated BBB- or better by S&P, Baa-3 or better by
                        Moody's or NAIC-3
                        or better by the NAIC on the date of determination:                              $_________

         (b)      Required:

                  (i)   Combined Investments of the Borrower
                        and its Subsidiaries on the date of determination:                               $_________

                  (ii)  5% of (b)(i):                                                                    $_________


2.       Clause (v)

         (a)      Aggregate Investments:

                  (i)   Actual:

                        (A)          Investments by the Borrower in equity
                                     securities on the date of determination:                            $_________

                  (ii) Required:

                        (A)          Consolidated Net Worth of the Borrower
                                     and its Subsidiaries on the date of determination:                  $_________

                        (B)          25% of (i)(A):                                                      $_________

         (b)      Individual Investments:

                  (i)   Actual:

                        (A)          Largest single investment by the Borrower
                                     in equity securities on the date of determination:                  $_________

                  (ii) Required:

                        (A)          Consolidated Net Worth of the Borrower
                                     and its Subsidiaries on the date of determination:                  $_________

                        (B)          5% of (i)(A):                                                       $_________


3.       Clause (vi)

         (a)      Actual:

                  (i)   Aggregate principal amount of other Investments
                        permitted:                                                                      $10,000,000

         (b)      Other Investments on date of determination:                                            $_________

Section 6.20.1 - Leverage Ratio

1.       Required:                                                                                         ____:1.0

2.       Actual:

         (a)      Consolidated Indebtedness of the Borrower and its Subsidiaries
                  (excluding Letter of Credit obligations incurred in the
                  ordinary course of business) on date of determination:                                 $_________

         (b)      Consolidated Borrower Net Worth on date of
                  determination:                                                                         $_________

         (c)      (a) plus (b):                                                                          $_________

         (d)      Ratio of (a) to (c):                                                                     ____:1.0

Section 6.20.2 - Minimum Consolidated Borrower Net Worth

Period:  Fiscal Quarter ended _______________, _____

1.       Required:

         (a)      Positive Consolidated Borrower Net Income earned in
                  each Fiscal Quarter from Fiscal Quarter ended
                  June 30, 1998 through Fiscal Quarter
                  ended on date of determination:                                                        $_________

         (b)      50% of (a):                                                                            $_________

         (c)      Dividends paid by the Borrower during each Fiscal Quarter from
                  Fiscal Quarter ended June 30, 1998 through Fiscal Quarter
                  ended on date of determination:                                                        $_________

         (d)      Net Proceeds of any equity issuance by the Borrower after the closing date (including any capital contribution to surplus of
                  the Borrower in respect of which no additional shares are issued):                     $_________

         (e)      50% of (d):                                                                            $_________

         (f)      (b) minus (c):                                                                         $_________

         (g)      $400,000,000 plus (e) plus (f):                                                        $_________

2.       Actual Consolidated Borrower Net Worth (excluding the effect
         of unrealized gain or loss under FAS 115):                                                      $_________

Section 6.20.3 - Minimum Consolidated Parent Net Worth

Period:  Fiscal Quarter ended _______________, _____

1.       Required:

         (a)      Positive Consolidated Parent Net Income earned in
                  each Fiscal Quarter from Fiscal Quarter ended
                  June 30, 1998 through Fiscal Quarter
                  ended on date of determination:                                                        $_________

         (b)      50% of (a):                                                                            $_________

         (c)      Dividends paid by the Parent during each Fiscal Quarter from
                  Fiscal Quarter ended June 30, 1998 through Fiscal Quarter
                  ended on date of determination:                                                        $_________

         (d) Net Proceeds of any equity issuance by the Parent after the closing date (including any capital contribution to surplus of the Parent in respect of which no


                  additional shares are issued):                                                         $_________

         (e)      50% of (d):                                                                            $_________

         (f)      (b) minus (c):                                                                         $_________

         (g)      $400,000,000 plus (e) plus (f):                                                        $_________

2.       Actual Consolidated Parent Net Worth (excluding the effect
         of unrealized gain or loss under FAS 115):                                                      $_________

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between______________________ (the "Assignor") and ________________ (the
"Assignee") is dated as of ___________________ ,____________ . The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the loans listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date or if any other condition precedent agreed to by the Assignor and the Assignee has not been satisfied. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

         4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or Facility Fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or Facility Fees for the period prior to the Effective Date) or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof. The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was __ of 1% less than the interest rate paid by the Borrower or if the commitment fee was __ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay the $3,500 processing fee required to be paid to the Agent in connection with this Assignment Agreement.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan, (ii) any representation, warranty or statement made in any Loan Document or in connection with any Loan,
(iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].

         8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.]

         9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

         10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

         11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                          [NAME OF ASSIGNOR]


                                          By:________________________

                                          Title:_____________________

                                          Address:___________________

                                                  ___________________

                                                  ___________________



                                          [NAME OF ASSIGNEE]


                                          By:________________________

                                          Title:_____________________

                                          Address:___________________

                                                  ___________________

                                                  ___________________

                                   SCHEDULE 1

                             TO ASSIGNMENT AGREEMENT

1.       Description and Date of Credit Agreement:

         That certain Credit Agreement, dated as of June 30, 1998, among IPCRe Limited, the financial institutions named therein and The First National Bank of Chicago, as agent.

2.       Date of Assignment Agreement: _____________, 19

3.       Amounts (As of Date of Item 2 above):

         (a)      Aggregate Commitment
                  (Total Loans)* under
                  Credit Agreement:                 $_________

         (b)      Assignee's Percentage
                  of the (Total Loans)* Aggregate
                  Commitment Purchased under the
                  Assignment Agreement:              _________%

4.       Assignee's (Loan
         Amount)*  Commitment
         purchased hereunder:                      $________

5.       Proposed Effective Date:                   ______________, __

Accepted and Agreed:

[NAME OF ASSIGNOR]                        [NAME OF ASSIGNEE]

By:_______________                         By:_______________
Title:____________                         Title:____________



* If the Aggregate Commitment has been terminated, insert outstanding Loans in place of Aggregate Commitment

**    Percentage taken to 10 decimal places

                ATTACHMENT TO SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION
CONTACT:

Name:__________________                          Telephone No.:________________
Fax No.:_______________                          Telex No.:____________________
                                                 Answerback:___________________
PAYMENT INFORMATION:

Name & ABA # of Destination Bank:___________________________________________


Account Name & Number for Wire Transfer:________________________________________


Other Instructions:___________________________________________


ADDRESS FOR NOTICES FOR ASSIGNEE:___________________________________________





                              ASSIGNEE INFORMATION
CREDIT CONTACT:

Name:__________________                          Telephone No.:________________
Fax No.:_______________                          Telex No.:____________________
                                                 Answerback:___________________

KEY OPERATIONS CONTACTS:

Booking Installation:_____________         Booking Installation:_____________
Name:_____________________________         Name:_____________________________
Telephone No.:____________________         Telephone No.:____________________
Fax No.:__________________________         Fax No.:__________________________
Telex No.:________________________         Telex No.:________________________
Answerback:_______________________         Answerback:_______________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:____________________________________________


Account Name & Number for Wire Transfer:_____________________________________

Other Instructions:__________________________________________________________


ADDRESS FOR NOTICES FOR ASSIGNOR:____________________________________________

                                FNBC INFORMATION

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                     SUBSEQUENT OPERATIONS CONTACT:

Name: Lillian Arroyo                           Name: Mark Cochrane
Telephone No.:  (312) 732-2279                 Telephone No.:  (312) 732-1471
Fax No.:  (312) 732-3246                       Fax No.: (312) 732-3246



INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

FNBC WIRE INSTRUCTIONS:        The First National Bank
                               of Chicago, ABA # 071000013 BNF =
                               7521-7653/DES, Ref:

ADDRESS FOR NOTICES FOR FNBC:  One First National Plaza, Chicago, IL  60670
                                    Attn: Agency/Compliance Division, Suite 0353
                                    Fax No. (312) 732-2038 or (312) 732-4339

                                    EXHIBIT I

                             TO ASSIGNMENT AGREEMENT

                                     NOTICE
                                  OF ASSIGNMENT


                                                       __________,____


To:             IPCRe Limited
                American International Building
                29 Richmond Road
                Pembroke HM 08
                Bermuda

                The First National Bank of Chicago, as Agent
                One First National Plaza
                Chicago, Illinois 60670

From:           [NAME OF ASSIGNOR] (the "Assignor")

                [NAME OF ASSIGNEE] (the "Assignee")


         1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

         3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of __________, ____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

         4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

         5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

         6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

         7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

         8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                                         [NAME OF ASSIGNEE]


By:______________                                          By:______________

Title:___________                                          Title:___________





ACKNOWLEDGED AND CONSENTED TO                ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK                   BY IPCRe LIMITED
OF CHICAGO, as Agent


By:______________                            By:______________

Title:___________                            Title:___________


                 [Attach photocopy of Schedule 1 to Assignment]

                                    EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago,
 as Agent (the "Agent") under the Credit Agreement
 Described Below

Re: Credit Agreement, dated as of June 30, 1998 (as the same may be amended or modified, the "Credit Agreement"), among IPCRe Limited (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)_____________________________________________

Customer/Account Name_________________________________________________________

Transfer Funds To_____________________________________________________________

______________________________________________________________________________

For Account No._______________________________________________________________

Reference/Attention To________________________________________________________

Authorized Officer (Customer Representative)              Date____________


(Please Print)                                                   Signature

Bank Officer Name                                         Date____________


(Please Print)                                                   Signature

    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                  SCHEDULE 5.9

                                 Capitalization


Subsidiaries

         None

                                  SCHEDULE 5.14

                                Owned Properties


None

                                  SCHEDULE 5.15

                                  Indebtedness


$20,000,000 facility pursuant to the Insurance Letters of Credit - Master Agreement, dated 14th April, 1994 (the "LoC Agreement"), by and between International Property Catastrophic Reinsurance Company, Ltd. and Citibank, N.A. $5,358,585 is currently outstanding pursuant to Letters of Credit issued pursuant to the LoC Agreement.

                                  SCHEDULE 5.18

                               Insurance Licenses


IPCRe Limited is registered as a Class 4 Insurer, pursuant to Section 4 of The Insurance Act 1978 (as amended) ("the Act") of the Islands of Bermuda. Such registration permits the writing of all classes of insurance, with the exception of "long-term business", as such expression is understood in the Act. "Long-term business", under the Act, includes effecting and carrying out certain contracts of insurance or reinsurance on human life, health and accident and contracts to pay annuities on human life.

                                  SCHEDULE 6.16

                                      Liens


1. Charge over (i) monies hereafter deposited with Citibank, N.A.'s branch at 336 Strand in London pursuant to the Reinsurance Deposit Agreement (Charge
Form), dated 14th April, 1994, executed by International Property Catastrophe Reinsurance Company, Ltd. ("IPCRe") in favour of Citibank, N.A. (the "Deposit Agreement"), (ii) accounts opened with Citibank, N.A. pursuant to Clauses 3(c) and 11(b)-(c) of the Deposit Agreement, and (iii) any replacement deposits and bank accounts as described in Clause 13 of the Deposit Agreement.

2. Charge over all of IPCRe's right, title and interest in and to: (i) all securities held by the Custodian or by any clearance system for the account of the Custodian, (ii) all rights, benefits and proceeds attaching to or arising from or in respect of the securities referred to in (i), (iii) all sums of money standing to the credit of any account opened or maintained by the Custodian (or any clearing system under the Custodian's direction or control) for IPCRe, and
(iv) any of the foregoing at any time delivered, transferred or assigned by the custodian to Citibank, N.A., all pursuant to the Security Agreement (Portfolio - Third Party Custodian) by and between IPCRe and AIG Trust Services Limited, as Custodian, in favour of Citibank, N.A., dated September 20, 1994.